John Deere Owner Trust 2004	Exhibit 99.1
Statement to Certificateholder

$205,000,000 Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000 Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000 Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000 Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000 Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476 Asset Backed Certificates

Payment Date:	17-May-04
(1) Amount of principal being paid or distributed:
(a) A-1 Notes:	$26,188,833.66
per $1,000 original principal amount:	$127.75
(b) A-2 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) B Notes:	$0.00
per $1,000 original principal amount:	$0.00
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$26,188,833.66
(2) Amount of interest being paid or distributed:
(a) A-1 Notes:	$168,783.33
per $1,000 original principal amount:	$0.82
(b) A-2 Notes:	$225,680.00
per $1,000 original principal amount:	$1.21
(c) A-3 Notes:	$309,977.78
per $1,000 original principal amount:	$1.68
(d) A-4 Notes:	$345,226.27
per $1,000 original principal amount:	$2.18
(e) B Notes:	$39,647.83
per $1,000 original principal amount:	$2.09
(f) Certificates:	$0.00
per $1,000 original principal amount:	$0.00
(g) Total:	$1,089,315.21
(3) After giving effect to distributions on this Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$178,811,166.34
(ii) A-1 Note Pool Factor:	0.8722496
(b) (i) outstanding principal amount of A-2 Notes:	$186,000,000.00
(ii) A-2 Note Pool Factor:	1.0000000
(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) outstanding principal amount of B Notes:	$18,930,000.00
(ii) B Note Pool Factor:	1.0000000
(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000
(4) Note Value at end of related Collection Period:	$730,799,642.35
(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$724,287,196.80

(6) Pool Face Amount at the end of the related Collection Period:	$804,884,316.61
(7) Amount of Servicing Fee:	$625,090.99
per $1,000 original principal amount:	$0.83
Amount of Servicing Fee earned:	$625,090.99
Amount of Servicing Fee paid:	$0.00
Amount of Servicing Fee shortfall:	$625,090.99
(8) Amount of Administration Fee:	$100.00
(9) Aggregate Purchased Receivables for Collection Period:	$0.00
(10) Amount in Reserve Account:	$13,239,772.21
Specified Reserve Account Balance:	$13,247,299.00
(11) Scheduled Payments of Receivables 60 days or more past due:	$0.00
(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.00%
(13) Face Amount of Receivables 60 days or more past due:	$0.00
(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.00%